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                                                                      EXHIBIT 23

                    INDEPENDENT AUDITORS' REPORT AND CONSENT

The Board of Directors and Shareholders
The Pepsi Bottling Group, Inc.:

Under date of January 24, 2002 we reported on the Consolidated Balance Sheets of The Pepsi Bottling Group, Inc. (the "Company") as of December 29, 2001 and December 30, 2000 and the related Consolidated Statements of Operations, Cash Flows and Changes in Shareholders' Equity for each of the fiscal years in the three-year period ended December 29, 2001, which are incorporated by reference in this Form 10-K. In connection with our audits of the aforementioned Consolidated Financial Statements, we also audited the related consolidated financial statement schedule included in this Form 10-K. This consolidated financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this consolidated financial statement schedule based on our audits.

In our opinion, such consolidated financial statement schedule, when considered in relation to the basic Consolidated Financial Statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

We consent to the use of reports included herein or incorporated herein by reference in the registration statements (Nos. 333-79357, 333-79369, 333-79375, 333-79365, 333-80647, 333-60428, 333-69622, 333-73302) on Form S-8 of The Pepsi
Bottling Group, Inc.

/s/ KPMG LLP

New York, New York
March 28, 2002